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                  [LETTERHEAD OF COHEN, EYAL, YEHOSHUA & CO.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Ampal Properties Ltd. for the years 1996 and 1995, we hereby consent to the incorporation of our reports on the Financial Statements for those years included in this Form 10K, into the Company's previously filed Registration Statement File No. 33-51023, and No. 55137.

                                                       Yours sincerely,

                                               /s/ Cohen, Eyal, Yehoshua & Co.
                                                 Cohen, Eyal, Yehoshua & Co.
                                             Certified Public Accountants (Isr.)

March 25, 1999